Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

SILICON GRAPHICS ADJUSTS BUSINESS PLAN

FOR CURRENT ECONOMIC CLIMATE

Long-Time Innovator Focuses on Core Strengths

SUNNYVALE, Calif. (December 11, 2008) — Today Silicon Graphics, Inc. (SGI) (Nasdaq: SGIC) announced that it has revised its business plan to reduce operating costs in the face of a global recession, continuing to address customer demands for its compute, visualization and data management solutions.

The company has refined its focus and is restructuring to adjust to changing customer and financial market realities. As part of its restructuring, the company will reduce its workforce by approximately 225 positions, or roughly 15 percent. The reductions will include several executive and senior-level positions.

“SGI has a long history of innovation, including reinventing itself over the years. Our strategy has been and remains the right one,” said SGI CEO Robert “Bo” Ewald. “But the impact of the credit crisis and weakened global economy has caused SGI, along with our customers and other companies in our industry, to reduce expense levels to reflect the current business environment.”

“Today’s difficult but necessary actions will help us retain some momentum and a stronger, sustainable business model,” Ewald added. “With a fine-tuned business model, we will be leaner and more focused, and will continue to build on the company cornerstones that we established last year.”

Moving forward, the company intends to:

•        Maintain its focus on delivering solutions that meet the evolving requirements of customers

•        Adapt its business plan to today’s economic reality

•        Eliminate costs that are not aligned with the refined business plan

•        Implement more efficient and streamlined international sales and service coverage via strong channel partnerships, as it has already done in Japan and Korea

Corporate Headquarters: 1140 E. Arques Ave. Sunnyvale, CA 94085 Telephone 408-524-1980 sgi.com MEDIA CONTACT Marla Robinson marlar@sgi.com 256.773.2371 SGI PR HOTLINE 408-524- 2810

Silicon Graphics Adjusts Business Model for Current Economic Climate/2

•	Continue investment in key technologies for the future including its next-generation server products, visualization software and the Industrial Strength Linux Environment.

About Silicon Graphics, Inc.

Silicon Graphics, Inc. (NASDAQ: SGIC), is a leader in high-performance computing. SGI delivers a complete range of high-performance server, visualization, and storage solutions along with industry-leading professional services and support that enable its customers to overcome the challenges of complex data-intensive workflows and accelerate breakthrough discoveries, innovation and information transformation. SGI solutions help customers solve their computing challenges whether it’s enhancing the quality of life through drug research, designing and manufacturing safer and more efficient cars and airplanes, studying global climate, providing technologies for homeland security and defense, or helping enterprises manage large data. Headquartered in Sunnyvale, California, the company can be found on the Web at www.sgi.com.

Silicon Graphics, SGI, the SGI cube, and the SGI logo registered trademarks of SGI in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth herein, including risks related to the impact on our business of the cost reduction action discussed herein, our ability to attract channel partners and other risks and uncertainties discussed under the caption “Risk Factors” and elsewhere in SGI’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward looking statements speak only as of the date hereof. SGI disclaims any intent or obligation to update these forward-looking statements.

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Silicon Graphics, SGI, the SGI cube, and the SGI logo are registered trademarks of SGI in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.